                                                                   EXHIBIT 10.26
                                                                   =============

                  PRODUCT INTEGRATION AND MARKETING AGREEMENT
                  -------------------------------------------

This Product Integration and Marketing Agreement (the "Agreement") is made and entered into as of this 9 day of June, 2000 (the "Effective Date") by and
                        ---
between America Online, Inc., a Delaware corporation ("AOL"), and TiVo, Inc., a Delaware corporation ("TiVo") (each a "Party" and, collectively, the "Parties").

                                R E C I T A L S

WHEREAS, TiVo has developed and continues to develop hardware, software and data systems that provide feature-rich personal digital video recorder functionality for television programming;

WHEREAS, AOL and TiVo desire to cooperate to develop a version of AOL's "AOL TV" service that is bundled with and installed on a TiVo personal digital video recorder, that includes a "TiVo Channel" to permit access to enhanced TiVo functionality and certain other features and functions described in the Specifications (as defined below);

WHEREAS, AOL and TiVo desire to cooperate to develop equipment and software required for the provision of such integrated AOL TV/TiVo device;

WHEREAS, AOL and TiVo will work together to design, develop, test, launch, market, sell and support the Integrated Product, in accordance with the terms of this Agreement;

WHEREAS, AOL and TiVo, have entered a short-form Product Integration and Marketing Relationship Agreement, dated August 6, 1999 (the "Preliminary Agreement"), under which the Development Activities have begun; and

WHEREAS, AOL and TiVo intend that this Agreement replace and supersede the Preliminary Agreement.

                               A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AOL and TiVo, intending to be legally bound, agree as follows:

1.  Certain Definitions.

     Capitalized terms used but not defined in the Agreement will be as defined in Schedule 1 attached hereto.

2.  Definitive Agreement.

     This Agreement replaces and supersedes the Preliminary Agreement in its entirety. The Preliminary Agreement is hereby terminated and has no further force or effect.

3.  Obligations related to the Development and Delivery of the Integrated
    Product.

    3.1  Joint Responsibilities.  Joint responsibilities of the Parties
         ----------------------
         hereunder shall include, without limitation, the following:

         (a) AOL and TiVo will jointly coordinate the development of the Specifications to ensure compatibility and integration between the AOL TV Service, the TiVo Channel, the Liberate Browser and the Developed Hardware, and to allow each Party to implement its respective services

-------------------------
* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

              on the Developed Hardware. TiVo will be responsible for the design of the TiVo Channel and the DVR Functionality, and AOL will be responsible for the design of the AOL TV Service.

         (b) AOL and TiVo will meet on a weekly basis during the term of this Agreement in order to refine the Specifications to reflect the optimal level of integration between the AOL TV Service, the TiVo Channel and the Integrated Service.

         (c) Each Party shall use good faith efforts to finalize and mutually agree upon the Specifications (Schedule 12), the Milestone Schedule (Schedule 2), the Acceptance Criteria (Schedule 4) and the Description of Provisioning Support (Schedule 7) within thirty
              (30) days of the Effective Date.

         (d)  * * * will provide to * * * that (1) will allow * * * to with * *
              * reasonable assistance, enable the operation of the * * * through the * * * (2) will allow * * * to * * * (including all * * * and *
              * * related thereto); (3) are made * * * to * * * by * * * and (4) the Parties agree shall be provided to * * *. For the avoidance of doubt, unless mutually agreed to by the Parties, * * * will not *
              * * and/or * * * that utilize the * * * of the * * * that are not part of the * * * will have the right to use the * * * described above solely to enable the * * * and that do not * * * as it exists at the time * * * proposes such new * * * unless otherwise agreed to by the Parties.

         (e) TiVo and AOL jointly will be responsible for the integration of the AOL TV Software on to the combination of the Liberate Browser, the TiVo Software and the Developed Hardware. Notwithstanding the foregoing, AOL will be responsible for the operation of the AOL TV Software in accordance with Section 3.3, provided that TiVo will remain responsible for integration of the Integrated Product in accordance with Section 3.2(a).

         (f) AOL and TiVo jointly will select third party relationships for the manufacture of all Developed Hardware. TiVo will provide to any such Manufacturer, under commercially reasonable terms and conditions, a royalty-free license to use the TiVo Software and a reference design for development and manufacture of the Integrated Product. AOL will contract with such Manufacturer for the manufacture of the Integrated Product and shall be responsible for the day-to-day management of all such third party Manufacturing relationships. TiVo agrees to provide reasonable assistance to such Manufacturer as may be necessary or appropriate to further the intent of the Parties hereunder, in a manner consistent with TiVo's favorable relationships with its own Manufacturers.

         (g) AOL and TiVo jointly and in good faith will explore the possibility of collaborating on future versions of the Integrated Product and the Integrated Service * * *.

         (h) Following the closing of the merger between AOL and Time Warner, Inc., AOL and TiVo jointly will explore possible relationships to provide TiVo * * * for use in conjunction with the DVR Functionality, TiVo Channel and other TiVo services on terms to be mutually agreed upon.

         (i) AOL and TiVo will jointly explore the possibility of providing TiVo with assistance in the development and deployment of TiVo's e-commerce capabilities through access to AOL's transaction processing architecture and interfaces (e.g., QuickCheckout integration, APIs and other software). Such assistance will be provided to TiVo, if agreed to by the Parties, on terms to be mutually agreed upon, taking into consideration AOL's costs to provide such assistance.

-------------------------
* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

3.2  Obligations of TiVo.
     -------------------
     (a)  Development.  In order to create the Integrated Product and to achieve
          -----------
          the integration of the TiVo Software, the Robust DVR Functionality and the Basic DVR Functionality with the AOL TV Service in accordance with this Agreement, TiVo will undertake the Development Activities set forth in this Section 3.2. The Development Activities will be performed in conjunction with the development of the Developed Hardware (as described in the Minimum Specifications set forth in Schedule 3). The Parties will use all commercially reasonable efforts to release the commercial version of the Integrated Product as soon as practicable * * *. TiVo and AOL will work together to ensure that the design and implementation of the Developed Hardware is capable of supporting the AOL TV Service and the TiVo Channel in accordance with the Specifications. * * * (subject to the terms and conditions of this Agreement) TiVo agrees to perform the following development services in accordance with applicable milestones set forth in the Milestone Schedule and in any case by * * *:

          (i) TiVo will deliver to AOL the Integrated Product (including, without limitation, Provisioning Support as described herein).

          (ii) TiVo will implement suitable graphics APIs to support the Liberate Browser to enable on-screen Web-based graphics for the AOL TV Service, as set forth in the Specifications.

          (iii) TiVo has contracted with Liberate to provide for porting of the Liberate Browser to the Integrated Product, preserving all Liberate Browser functionality set forth in the Specifications. TiVo shall ensure that the port of the Liberate Browser is executed in such a way that the AOL TV Software and the Integrated Service will function as specified in the Specifications without degradation and without requiring modifications (except as otherwise mutually agreed to by the TiVo, AOL and Liberate). TiVo shall actively and diligently enforce Liberate's obligations under the TiVo-Liberate contract * * * TiVo will provide to AOL status reports on the Liberate development effort, including reports of errors and limitations in the Liberate Browser.

          (iv) TiVo will work with Liberate to test and verify the port of the Liberate Browser, to package the ported Liberate Browser into TiVo distribution formats, as set forth in the Specifications, and to run alpha and beta programs with the ported Liberate Browser leveraging TiVo's then-existing beta community as necessary.

          (v) TiVo will integrate the TiVo Software and the Liberate Browser with the Developed Hardware in accordance with the Specifications.

          (vi) TiVo shall permit AOL to review and consult with TiVo as to the design specifications, engineering schematics and other technical aspects of the Developed Hardware, and shall in good faith consider any changes to same proposed by AOL.

          (vii) AOL acknowledges and agrees that TiVo is not required to make any changes or modifications to the style, look and feel of the TiVo Channel existing as of the Effective Date. Notwithstanding the foregoing, the Parties agree that the screens displayed on the * * * shall carry * * * that shall include, among other things, * * * from * * * and * * * in a manner consistent with other versions of * * * and other * * * as mutually agreed to by the Parties, provided as part of the
                  * * *. The * * * will be similar to * * * which comprises approximately * * * In addition, TiVo and AOL will collaborate to
-------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                  establish consistency between the style, look and feel of the TiVo Channel, the AOL TV Service and the AOL Style Guidelines.

          (viii) TiVo will implement changes to the TiVo Platform required to permit access to the AOL TV Service in accordance with the Specifications.

          (ix) To the extent that AOL recommends changes to the TiVo Software or the TiVo Channel (other than any changes required hereunder), * * *.

          (x) TiVo will develop documentation necessary for testing, operation, and use of the Integrated Product which documentation shall be sufficient to enable AOL's software engineers to apply * * * with * * * to enable * * * and * * * through * * * (hereinafter "TiVo Documentation"), and will deliver such TiVo Documentation, in both print and machine readable format, to AOL. TiVo Documentation shall include release dates and version numbers to facilitate its use with the Integrated Products. Such TiVo Documentation shall be deemed TiVo Confidential Information.

          (xi) TiVo will provide AOL with periodic oral and written reports of its progress in the development of the Integrated Product.

          (xii) TiVo will provide the TiVo System Software and the Liberate Ported TiVo Software to AOL, * * * (with the exception of * *
                  * that is provided * * * and * * * for * * * to which AOL * *
                  * in performance of its obligations under this Agreement), and all documentation related thereto produced by or available to TiVo, so that AOL can integrate such software with the AOL TV Software.

          (xiii) TiVo will use best efforts to provide a fully functional (in accordance with the Specifications) working hardware and software prototype of the Integrated Product for * * * provided that TiVo shall not be responsible for the functionality of the AOL TV Software or the AOL TV Service (excluding the EPG Data and the Basic DVR Functionality) used in such prototype.

     (b)  Change Requests.  The Parties may, from time to time, agree to changes
          ---------------
          (consisting of additions, modifications, deletions or other revisions) to the Minimum Specifications, to the Specifications or to the Development Activities. Each change request must be reflected in a written document signed by both Parties that includes a detailed description of the specific change, along with any modified specifications and desired completion date(s) ("Change Request"). Each Change Request duly authorized in writing by the Parties shall constitute a formal amendment to this Agreement, and shall be deemed incorporated into and shall become part of this Agreement. A Change Request shall have no effect on the rights and obligations of TiVo or AOL with respect to products delivered or Services provided before the effective date of the Change Request. In addition, in connection with any duly authorized Change Request, TiVo shall provide * * * to * * * to AOL as reasonably requested by AOL or as needed to * * * TiVo shall clearly identify * * * from * * * of * * * supplied to AOL hereunder. TiVo will place a priority on Change Requests in terms of resource allocation. Unless otherwise agreed in a Change Request, TiVo will pay all costs of a Change Request.

     (c)  Approval.
          --------

-------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (i)     Acceptance Testing. AOL will test the Integrated Product, in
                  ------------------
                  accordance with standard diagnostic practices, to determine whether or not it meets the Acceptance Criteria that will be mutually agreed to within * * * days of the Effective Date. TiVo will provide * * * as AOL conducts acceptance tests (including alpha and beta level testing) of the Integrated Product, in accordance with the Acceptance Criteria.


          (ii)    Test Units.  TiVo shall provide (directly or indirectly
                  ----------
                  through a Manufacturer) and AOL shall purchase up to * * * total (such total to include the number of development units purchased pursuant to Section 3.2(c)(iii) below) units of the various test versions of the Integrated Product and shall participate in the alpha, beta and other testing of the Integrated Product conducted by AOL. Such participation shall be pursuant to the various test plans and procedures established by AOL.

          (iii)   Development Units.  The pre-release version of the Integrated
                  -----------------
                  Product shall be subject to Acceptance by AOL based on satisfaction of such tests as the Parties will mutually and reasonably construct in order to determine whether the Integrated Product operates in substantial compliance with the Acceptance Criteria set forth in Schedule 4. TiVo shall provide (directly or indirectly through a Manufacturer) and AOL shall purchase up to * * * total (such total to include the number of test units purchased pursuant to Section 3.2(c)(ii) above) units of the Integrated Product solely for AOL's own internal use in performing such tests. For each production run of development units delivered to AOL, TiVo shall provide documentation containing lists and descriptions of known errors and limitations for such production run. AOL shall test the Integrated Product within * * * days of receipt, in order to determine whether it is in substantial compliance with the Acceptance Criteria. Within such period, AOL shall provide TiVo with written Acceptance of the Integrated Product or a statement identifying any failure of the Integrated Product to substantially comply with the Acceptance Criteria in sufficient detail for TiVo to recreate such non-compliance. In the event AOL identifies such a failure and rejects the Integrated Product, TiVo shall have *
                  * * days from TiVo's receipt of notice of such rejection to repair the failure and resubmit the units of the repaired Integrated Product to AOL for testing. AOL shall then have * *
                  * days after receipt of the resubmitted product to determine whether such version passes Acceptance testing. The process shall be repeated until the Integrated Product passes Acceptance testing or, if it fails to pass after * * * rounds of Acceptance testing and such failure is not due solely to the AOL TV Software or the AOL TV Service (excluding the EPG Data and the Basic DVR Functionality), TiVo shall have * * * as set forth in Section * * *.

          (iv)    Cooperation by TiVo.  TiVo shall cooperate in all testing
                  -------------------
                  undertaken pursuant to this Section 3.2(c) to the extent reasonably requested by AOL. TiVo shall use its commercially reasonable efforts to diagnose any failure of Integrated Product to comply with the Specifications and the Acceptance Criteria set forth in Schedule 4 prior to and during any testing. TiVo also shall use its commercially reasonable efforts to promptly correct any such failure diagnosed by TiVo or reported to TiVo in writing. TiVo's use of commercially reasonable efforts to diagnose and correct such failures shall not supersede the rights and remedies of the Parties set forth in Subsection 3.2(c)(iii) above.

          (v)     Review of Documentation.  AOL shall also be entitled to
                  -----------------------
                  evaluate whether the TiVo Documentation is consistent with
                  Section 3.2(a)(x). All required documentation shall be provided to AOL, in the form mutually agreed to by the Parties, prior to and as a condition of AOL's Acceptance of Integrated Product.

-------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (vi)    No Effect on TiVo's Other Obligations.  AOL's inspection or
                  -------------------------------------
                  failure to inspect, and AOL's Acceptance of the Integrated Product shall in no way relieve TiVo of its obligations under this Section 3.2 and Section 5.2 of Schedule 5 of this Agreement. Notwithstanding the foregoing, if AOL does not test the Integrated Product in accordance with Section 3.2(c)(ii) within the time frames set forth therein, the Integrated Product shall be deemed "accepted" by AOL.

     (d)  Support of AOL.  TiVo will provide for the sole and exclusive benefit
          --------------
          of AOL support of the Integrated Product in accordance with the support level provisions of Schedule 6, at no cost to AOL or any End User. Subject to the provisions of Section 10.1, such support does not extend to any third parties, including without limitation any End-Users, and specifically excludes any obligation to provide corrections for errors in the operation of the AOL TV Software and/or AOL TV Service, if such errors are attributable to the AOL TV Software or AOL TV Service in the form provided by AOL.

     (e)  Provisioning Support. The TiVo Platform shall include service
          --------------------
          provisioning support required to remotely update, manage and maintain the Integrated Product, including the software thereof, in a multiple service, closed loop bit and information management system, as set forth in Schedule 7 attached hereto (the "Provisioning Support"). Such Provisioning Support also shall include without limitation, service testing and certification, reliable distribution of service software to receiver populations, operational reporting and data acquisition, measurement and backhaul, as set forth in Schedule 7. The Integrated Product shall operate substantially in accordance with the specifications for maximum downtime, service interruption and degradation as set forth in the Specifications; provided that in no event shall TiVo be responsible for any downtime, service interruption or degradation attributable to the AOL communications network, AOL TV Service, AOL TV Software or any manufacturing defect in the Integrated Product.

     (f)  TiVo Channel.  Except as otherwise provided herein, TiVo shall, at its
          ------------
          expense, be responsible for programming, operation and management of the TiVo Channel. Notwithstanding the foregoing, TiVo may, * * *, discontinue the TiVo Channel (or any portion(s) thereof) * * *, provided that in the event of a discontinuance of the TiVo Channel, AOL's obligations to TiVo hereunder shall terminate except AOL's obligations to TiVo set forth in Sections * * *, and * * *. In addition, AOL may continue to offer * * * to all current and future End Users of the AOL TV Service using the Integrated Product and may develop, implement and/or offer * * *; provided that AOL shall not use or incorporate any technology owned or provided by TiVo, except to the extent necessary to implement * * * and to provide required Provisioning Support, and provided that any such use remains subject to the restrictions in Section 4 of Schedule 5.

     (g)  Marketing Assistance. TiVo will assist AOL to market and distribute
          --------------------
          the Integrated Product and promote the Integrated Service in accordance with the AOL marketing and distribution plan set forth in
          Schedule 8 attached hereto (the "Marketing Plan"). TiVo's assistance shall be in the form of provision of all necessary TiVo logos and trademarks for inclusion in the AOL marketing and promotional materials.

     (h)  * * *

     (i)  * * *

-------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.3  Obligations of AOL.
     ------------------

     (a)  AOL's Assistance.  AOL shall, at its expense and upon request by TiVo,
          ----------------
          furnish TiVo with materials in AOL's possession and control, except source code, that are reasonably related to TiVo's development and testing of the Integrated Product (collectively, "AOL Materials"). AOL shall provide the relevant AOL Materials to TiVo as soon as practical after the Effective Date and promptly upon the release of any new versions of such AOL Materials. AOL shall provide TiVo reasonable technical assistance to enable TiVo to port the Liberate Browser functionality to the Integrated Product as set forth in Section 3.2(a) including, without limitation, providing TiVo with access to current and future software releases, in object code form, of the AOL TV Software and AOL Deliverables.

     (b)  Network Access.  AOL will utilize its communications network to
          --------------
          deliver the necessary data required to enable the functionality of the Integrated Service and the Robust DVR Functionality to all Integrated Products. * * * for the delivery of this data.

     (c)  Availability of Integrated Product.  AOL's decision to not
          ----------------------------------
          commercially release and deploy the Integrated Product by * * * (provided that TiVo has not committed a Material Breach that has not been cured or waived at such time and the that Integrated Product has been Accepted by AOL as provided herein) * * * subject, however, to AOL's decision to deploy or continue to provide the AOL Interactive TV Service as set forth in Section 3.3(d).

     (d)  AOL TV Service.  Except as otherwise provided herein, AOL shall, at
          --------------
          its expense, be responsible for programming, operation and management of the AOL TV Service. Subject to the provisions of this Agreement, AOL shall determine, in its sole and absolute discretion, the nature and type of content and services that will be made available on the AOL TV Service. AOL shall have no obligation to consult with or otherwise notify TiVo regarding any decisions relating to the nature and type of content and services that will be available on the AOL TV Service. Notwithstanding the foregoing, AOL may, at any time and in its sole and absolute discretion, discontinue the AOL Interactive TV Service without any liability whatsoever to TiVo. AOL shall use reasonable commercial efforts to provide TiVo with a minimum of * * * written notice prior to discontinuing the AOL Interactive TV Service. If AOL publicly announces that it will discontinue its efforts in providing interactive television (including the AOL TV service, any successor service thereto, and any other interactive television service) (herein, the "AOL Interactive TV Service") then TiVo may request from AOL confirmation of such announcement and, upon receipt of such confirmation in writing from AOL by TiVo, * * * to TiVo for use * * *, however, * * * will not affect any "Escrowed Funds" as defined in the Investment Agreement.

     (e)  End User Interface.  AOL will consult with TiVo in developing design
          ------------------
          guidelines of the End User interface of the Integrated Product (the "User Interface") that will be compatible with the Specifications, including the placement of TiVo buttons on the AOL TV Main Menu and AOL TV EPG layout and button placement, subject to AOL's final approval of same, as set forth in Section 5.1.

     (f)  AOL Deliverables. AOL shall, at its expense, provide to TiVo the AOL
          ----------------
          TV Software, in object code form only, which conforms in all material respects to the applicable Specifications and AOL

-------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          TV documentation (collectively, the "AOL Deliverables"). Such AOL Deliverables shall be delivered to TiVo no later than the dates specified in the Milestone Schedule in order for TiVo to meet its obligations set forth in this Agreement.

     (g)  Documentation.  AOL will develop documentation for the Integrated
          -------------
          Product instructing End-Users how to subscribe to and use the AOL TV Service ("Subscriber Documentation"). TiVo will assist AOL in developing Subscriber Documentation related to the DVR Functionality. AOL shall * * *, design and reproduction of all such Subscriber Documentation, unless otherwise provided in the Marketing Plan.

     (h)  Marketing and Distribution.  AOL, with TiVo's reasonable assistance,
          --------------------------
          shall market and distribute the Integrated Product in accordance with the Marketing Plan.

3.4  Liberate License.  TiVo has secured a license from Liberate to use the
     ----------------
     Liberate Browser in the manner required to integrate the Liberate Browser, the TiVo TV Software and the AOL TV Software into the Integrated Product, manufacture, market and distribute the Integrated Product and offer the Integrated Service as contemplated in this Agreement. TiVo has delivered to AOL a copy of the TiVo-Liberate agreement and all schedules, exhibits, attachments and amendments thereto. AOL shall provide commercially reasonable assistance to TiVo to cause Liberate to perform its obligations required to implement the Integrated Product and offer the Integrated Service within the timeframes set forth in the Milestone Schedule. TiVo shall use reasonable commercial efforts (i) to keep AOL appraised of Liberate's performance or any non-performance; (ii) to provide AOL with notice of status and issues meetings relating to the same; and (iii) to provide AOL the opportunity to participate in any such meetings.

3.5  Program Managers; Dedication of Resources.  AOL and TiVo each shall
     -----------------------------------------
     designate a program manager ("Program Manager") who shall be the principal point of contact between them for all matters relating to this Agreement. The initial Program Manager for AOL shall be Lin Jenner and the initial Program Manager for TiVo shall be Allen Bourgoyne. AOL and TiVo may designate new Program Managers and other personnel responsible for particular tasks related to this Agreement by written notice to the other Party.

3.6  TiVo Responsibility for Performance.  TiVo acknowledges and agrees that it
     -----------------------------------
     is solely responsible for performance of its obligations to develop the Integrated Product so that it conforms in all material respects to the applicable Specifications, as warranted by TiVo in Section 5 of Schedule 5, on schedule in accordance with the Milestone Schedule. Notwithstanding the foregoing, TiVo shall not be in breach of the foregoing obligation to the extent TiVo fails to perform such obligation because (i) TiVo received the AOL TV Software, which conforms in all material respects to the applicable Specifications, later than the date specified in the Milestone Schedule;
     (ii) the Specifications are finalized in a form mutually agreed to by the Parties later than the date specified in the Milestone Schedule; (iii) the Liberate Browser, in the form eventually accepted by TiVo and used in the Integrated Product is made available to TiVo later than the date specified in the Milestone Schedule; and (iv) of other failures or delays resulting from the acts or omissions of AOL or Liberate. If a milestone date specified in the Milestone Schedule is missed due to the fault of AOL or Liberate, the Milestone Schedule will be adjusted equitably to account for the delay, to the extent such fault caused the delay.

3.7  Milestone Schedule.  The Parties will meet at least monthly to review each
     ------------------
     Party's respective performance and the overall status of the project in accordance with the Milestone Schedule. If either Party, or the project as a whole, is not on schedule, the Parties agree to work together to resolve the delay. Notwithstanding the foregoing, nothing in this Section 3.7 shall be construed to alter the rights and obligations on either Party with respect to any delay of either Party under this Agreement.

-------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.  The Integrated Product.

    4.1  Hard Drive Allocation.  AOL will allocate to TiVo * * * on the Hard
         ---------------------
         Drive of each Developed Hardware containing the Integrated Service for the purpose of providing the TiVo Channel (the "TiVo Hard Drive Allocation"). * * * The Hard Drive storage area required to enable the Basic DVR Functionality is estimated to be approximately * * * TiVo's space requirement for the software needed to enable the Basic DVR Functionality of the Integrated Service shall not be considered to be part of the TiVo Hard Drive Allocation, unless the storage requirement for such software exceeds * * *, in which case the storage area required in excess of * * * shall be at the expense of TiVo's * * * allocation. * * * allocated to the TiVo Channel and services may be increased to accommodate additional TiVo Channel offerings in the future as mutually agreed by the Parties. * * *

    4.2  Integrated Service EPG.  The Integrated Service will utilize the AOL TV
         ----------------------
         EPG, * * *. During the term of this Agreement and subject to the terms and conditions set forth herein, TiVo and AOL will cooperate in good faith to establish processes and procedures required or appropriate to incorporate TiVo and AOL fields and data into the AOL TV EPG and to efficiently deliver such AOL TV EPG to the Integrated Product for use by the AOL TV Service and the TiVo Channel in accordance with the Specifications. Notwithstanding the foregoing and for the avoidance of doubt, AOL shall not have access to * * * for use with * * * in support of * * *

    4.3  Hardware Costs.  AOL will have the right, at its option, to use the
         --------------
         TiVo remote control hardware to be provided with the Integrated Product to run the Integrated Service and TiVo will provide assistance to allow AOL to map the buttons and features of such remote to the Integrated Service. AOL will pay the actual reasonable cost of (a) all alpha and beta versions of the TiVo Platform in excess of the number of units described in Section 3.2(c)(ii) and (iii) * * * necessary for the testing of such hardware as provided for in Section 3.2(c) above, (b) reasonable engineering and tooling costs of changes to the TiVo remote control requested by AOL, and (c) reasonable engineering costs of causing AOL's own remote control and/or keyboard to function with the Integrated Product.

5.  The Integrated Service.

    5.1  AOL Linking to the TiVo Channel.  As part of the Integrated Service,
         -------------------------------
         TiVo shall provide the Initial Robust DVR Functionality, as described in Schedule 10 attached hereto for use solely with the TiVo Channel. AOL will provide TiVo with a menu box or button linked to the TiVo Channel that is * * *. AOL shall determine the look, feel and user interface of the AOL TV Main Menu. Such linkable button shall be viewable by End Users when initiating any session or interaction with the Integrated Service. In addition, AOL will provide TiVo with a similar linkable button on the AOL TV EPG and other areas of the Integrated Service where appropriate as agreed to by the Parties. The buttons will link to the TiVo Channel, which will contain TiVo-branded DVR content and services. The TiVo Channel will also be accessible through a TiVo-branded, multi-color button contained at the top center of each remote control for the Integrated Service and through a similar key * * *. TiVo shall make provision for automatic updates of, and shall regularly update, subject to telephone access via the AOL communications network to the Integrated Product as controlled by the End User, the program, schedule and related data used by the Robust DVR Functionality to ensure that the program and schedule information contained in the TiVo Channel is reasonably current. AOL will host provisioning for updates to the EPG Data to facilitate the receipt and integration of such updates.

-------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2  Extended or Additional Services.  Although the initial Robust DVR
     -------------------------------
     Functionality will be based on the features and functionality described in
     Schedule 10 as of the Effective Date (the "Initial Robust DVR Functionality"), the Parties acknowledge that enhanced or additional features may be offered in subsequent versions of the TiVo Software. TiVo may desire from time to time to offer enhanced or additional services as part of the Robust DVR Functionality including, without limitation, enhanced services for which TiVo may require End Users to pay a fee, which enhanced or additional services shall not include the updates and upgrades discussed in Section 5.3 below or the services provided by the Basic DVR Functionality (the "New Services"). Such New Services may be developed by TiVo internally (such as * * *) or developed in conjunction with third parties and offered as part of the TiVo Channel (such as * * *). Nothing herein shall restrict TiVo's right to develop and offer enhanced or additional DVR Functionality on TiVo platforms other than the Developed Hardware. Any current, enhanced or new services offered by TiVo through the Integrated Product for which it charges an End User an additional fee shall be deemed a New Service. * * *

5.3  TiVo Software Updates and Upgrades.  AOL will have editorial approval
     ----------------------------------
     rights with respect to changes in content, advertising and minor upgrades and updates to the Initial Robust DVR Functionality, such approval not to be unreasonably withheld or delayed. To the extent that TiVo makes generally available to its subscribers updates and upgrades to the TiVo Software, TiVo shall offer such updates and upgrades to AOL solely for use in the Integrated Product. AOL, in its discretion, may elect to test such updates and upgrades, with reasonable assistance provided by TiVo, and, if AOL so desires, AOL, with reasonable assistance from TiVo, may integrate such updates and upgrades into the Integrated Product and distribute such AOL-approved updates or upgrades to End Users. If AOL elects not to incorporate a particular upgrade, TiVo shall continue to support the version of the TiVo Software used in the Integrated Product in accordance with Section 3.2 and Schedules 6 and 7 hereof. Notwithstanding the foregoing, AOL shall promptly incorporate any upgrade or update provided by TiVo to remedy any infringement or potential infringement of the TiVo Software (in the form then-currently used by AOL) as further described in Subsection 8.3 of Schedule 5.

5.4  * * *

6.  Exclusivity

    6.1 Subject only to the exceptions set forth in this Section 6.1 and as provided in Section 6.2 with regard to platforms not in AOL's control and MSOs, * * *. With respect to Sections 6.1(a) and 6.1(c) below, the Exclusivity shall terminate, at

-------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     AOL's option, following thirty (30) days' written notice to TiVo of the occurrence of the respective condition(s) specified in Section 6.1(a) or 6.1(c), as the case may be, and the failure of TiVo to correct such condition(s) during such thirty (30) day period. With respect to Section 6.1(b), AOL, at its option, may terminate the Exclusivity immediately upon written notice to TiVo. The Exclusivity shall terminate in the following cases:

    (a) If because of TiVo's or TiVo contracted third parties' failure to perform or Material Breach (with the exception of Liberate and as opposed to delays caused by AOL or AOL contracted third parties), the Shipment Release of the Developed Hardware supporting the Integrated Service does not occur by * * * the Exclusivity shall terminate.

    (b)  * * *

    (c) If the AOL TV Service is offered on a hardware/software platform as to which TiVo is unable to port its service in a "Reasonable" time frame, the Exclusivity shall terminate as to that platform. Until * * * "Reasonable" time frame shall mean the last to occur of * * * from authorization to begin work and the receipt by TiVo of all necessary hardware and software specifications and/or source code, or * * * prior to the projected date upon which the platform will first be available for public distribution with AOL TV Service enabled. After * * * "Reasonable" time frame shall mean the last to occur of * * * from authorization to begin work and the receipt by TiVo of all necessary hardware and software specifications and/or source code, or * * * to the projected date upon which the platform will first be available for public distribution with AOL TV Service enabled. In all cases, TiVo's porting schedule will reflect commensurate penalties for failure to deliver as promised.

6.2 If AOL desires to distribute AOL TV on a platform not in AOL's control or in conjunction with an MSO (e.g., Cox, Comcast, Time-Warner Cable and MediaOne), then * * *. The Parties mutually agree that following the closing of the merger between AOL and Time Warner, Inc. (the "Closing"), *
     * *.

7.  Development Costs; Royalties

    7.1  Development Costs.  * * * will be responsible for * * * in
         -----------------
         relation to the development of the Specifications, the Integrated Product and the Integrated Service in order to enable delivery of the Integrated Service by the milestone date specified in the Milestone Schedule; particularly, * * * will remain responsible for the costs related to its obligations under * * * above.

    7.2  Integrated Service Revenues.  AOL will collect and, subject to the
         ---------------------------
         limitations set forth below, retain revenues generated from sales of the Developed Hardware and from subscription to and use of the Integrated Service. AOL shall pay to TiVo all revenues collected by AOL that are generated from any

-------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         New Services for which TiVo charges an additional fee. TiVo will retain all advertising, promotion, audience measurement (subject to the provisions of Subsection 5.4) and other revenues generated by the TiVo Channel that are collected by TiVo.

    7.3 Taxes. Neither Party shall be required to reimburse the other Party for any taxes, including, without limitation, ad valorem personal property taxes, state and local privilege, franchise and excise taxes based on gross revenue, and taxes based on or measured by such Party's net income.

8.  Distribution, Marketing and Promotion.

    8.1  Distribution.  During the term of this Agreement (following completion
         ------------
         of the Development Activities and Acceptance), AOL will distribute the Integrated Products in accordance with the Marketing Plan. The schedule for such distribution set forth in the Marketing Plan will be reasonable taking into account the schedule for the Development Activities and manufacturing and distribution lead times, but in no event later than * * *. Following completion of the Development Activities and Acceptance of the Developed Hardware and subject to an applicable commercially reasonable and royalty-free license agreement, TiVo will deliver all the software required to operate the Integrated Product and enable the Integrated Service to AOL's Manufacturers for distribution by inclusion in the Integrated Product. AOL and TiVo agree that it is the intent of both Parties to * * * of the Integrated Service and will cooperate to explore additional distribution relationships with third party hardware manufacturers, service providers, retailers, etc.

    8.2  Subsidy Payments.  Pursuant to the Investment Agreement, dated as of
         ----------------
         the date hereof, between TiVo and AOL (the "Investment Agreement"), AOL and TiVo have agreed that TiVo will deposit certain funds totaling up to * * * (the "Earmarked Funds") into an escrow account pursuant to a form of escrow agreement attached as an exhibit to the Investment Agreement (the "Investment Escrow Agreement"). TiVo agrees that, upon and after the release of the Earmarked Funds from escrow in accordance with the terms of the Investment Escrow Agreement, the Earmarked Funds will be segregated from TiVo's other cash balances and used by TiVo (a)
         * * * (as defined below) or (b) if agreed in writing by AOL and TiVo, *
         * * of the Integrated Product in amounts and on terms set forth in such written agreement, and (c) for no other purpose. In order to * * * the production and * * * TiVo shall make a payment of * * * for each unit of Developed Hardware produced and shipped, such payment to be made to
         (x) the Manufacturer or Manufacturers; or (y) to such other party as determined by AOL (each such payment, a "* * *"). * * * TiVo promptly shall provide to AOL all such information as AOL shall reasonably requests concerning TiVo's use of the Earmarked Funds and * * * relating to TiVo's compliance with this Section 8.2.

    8.3  Hardware Branding and Packaging.  The Integrated Service as enabled in
         -------------------------------
         the Developed Hardware will be branded * * * in a manner as is mutually agreed by the Parties * * *. All of the Robust DVR Functionality and TiVo Channels, except for the Live TV Guide accessible from the TiVo Channel, which will be an AOL TV EPG as noted above, will be * * *, as mutually agreed by the Parties.

    8.4  Ad Sales Representation.  Subject to mutually agreed upon terms and
         -----------------------
         performance requirements and milestones, AOL will serve as TiVo's representative for sales of advertising inventory (e.g., ads, promotions, links) to be offered within the TiVo Channel and upon TiVo's reasonable approval of such advertisements, TiVo agrees to run such advertisements on the TiVo Channel as arranged by AOL. TiVo will retain all advertising and commerce revenues from the TiVo Channel, net of AOL's selling expenses (as to which the Parties mutually will agree) and * * * commission. All advertising will be subject to AOL's standard advertising policies and, with respect to advertising placed by AOL on the Integrated

-------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          Service, such advertising will not include the promotion of personal television services that are competitive to TiVo in any material respect.

     8.5  Marketing Materials and On Screen Promotion.
          -------------------------------------------

          AOL will include materials promoting the TiVo Channel in the packaging of the Integrated Product, including without limitation promotional inserts and TiVo Channel user manuals inside such packaging and a promotional presence on the outside of such box and on any appropriate retail signage. AOL will provide all such promotional materials in accordance with Section 3.3(f), which materials will be subject to the reasonable approval of TiVo.

9.   Payment and Related Terms.

     9.1  Books and Records.
          -----------------

          (a)  Maintenance of Records.  Each Party shall maintain complete,
               ----------------------
               clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records").

          (b)  Records on Disputed Amounts.  Each Party shall provide the other
               ---------------------------
               Party with supporting documentation concerning any disputed invoice within thirty (30) days of receipt of written notice of a dispute. Each Party shall also be entitled to audit the other Party's books and records in accordance with Section 9.1(c) below in order to verify any amounts in dispute.

          (c)  Audit Rights.  For the sole purpose of ensuring compliance with
               ------------
               this Agreement, each Party shall have the right to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other Party which are directly related to the amounts payable to TiVo hereunder. Any such audit may be conducted after five (5) business day's prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. Any such audit shall be at the auditing Party's expense, unless an audit discloses that the other Party overcharged or underpaid, as applicable, the auditing Party by at least * * * for the period of the audit, in which case the audited Party shall reimburse the auditing Party for the reasonable costs of the audit. In the event of any dispute or disagreement regarding such payments, either Party may refer the matter to the Management Committee as set forth in Section 16 of
               Schedule 5 (Management Committee/Arbitration). Notwithstanding the foregoing, neither Party may audit the other Party for the period from sixty (60) days prior to the end of its fiscal year to thirty (30) days following the end of such fiscal year.

     9.2  Disputed Amounts.  AOL shall not be obligated to make payments
          ----------------
          required hereunder to the extent and for the duration that such payments are in dispute in good faith; provided, however, that in the event of such dispute, AOL shall be required to make payments required hereunder on any undisputed portion of any properly rendered invoice for which payment is due. Each Party shall be deemed to have acknowledged and accepted the validity of any claim if it does not notify the other Party that it disputes such claim and specifies with particularity its reasons therefor within thirty (30) days from the date it receives notice thereof.

10.  Customer Support.

     10.1  Support Responsibilities.  AOL will be responsible for providing
           ------------------------
           * * * customer support to End Users of the Integrated
           Service. Tier one support includes (i) initial contact with the user to define

----------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            the problem, if any, and (ii) the provision of answers to any questions about product functionality, to the extent reasonable possible. Tier two support is a higher level of support that reflects a knowledge base of principally all known issues that may arise related to the TiVo Channel and DVR Functionality. AOL will provide a toll-free telephone number to TiVo for referral of End Users having support issues. In addition, TiVo shall provide such training and materials to AOL's customer service and telemarketing representatives as is reasonably required to enable AOL to provide tier one and tier two support of the TiVo Channel, the Robust DVR Functionality and the Basic DVR Functionality, and the Integrated Product. To this end, TiVo agrees to provide AOL sufficient product and service information to reasonably support such training efforts. TiVo shall also provide AOL with * * * at which TiVo's designated technical support personnel responsible for the Integrated Product can be reached by AOL's designated support personnel, * * * to answer AOL's questions with respect to the Integrated Product that could not be handled by AOL's tier one and tier two support contacts. AOL agrees that AOL will only contact TiVo's designated support personnel outside of TiVo's standard customer service hours in the event of a major service interruption or other problem that results in a significant increase in immediate call volume to AOL's call centers. AOL shall provide TiVo with * * * at which technical support personnel responsible for the AOL TV Software and the AOL TV Service can be reached by TiVo * * * for referral of customers with questions with respect to the AOL TV Software and the AOL TV Service. TiVo will provide service engineering support to AOL as it relates to the TiVo Channel, the Robust DVR Functionality and the Basic DVR Functionality, in accordance with Schedule 11. TiVo's obligations to support the Basic DVR Functionality contained in the Integrated Product shall survive the expiration or termination of this Agreement.

      10.2  Support Materials.  Prior to the first commercial release of the
            -----------------
            Integrated Product, the Parties will mutually agree on customer support information materials so as to clearly indicate the appropriate customer service contact for particular problems and questions related to the integration and user interface of the Integrated Product.

      10.3  Liberate Browser Support.  As part of * * * * * * will provide for
            ------------------------
            maintaining the port of the Liberate Browser, including upgrades, on the Developed Hardware during the term. During the Term, as between
            * * * * * * will bear the cost of such maintenance.

11.  Term and Termination.

      11.1  Term.  Subject to the right of extension, as provided below, the
            ----
            term of this Agreement shall commence on the Effective Date and shall terminate on the * * * anniversary of the Effective Date (the "Initial Term"). The Agreement may be extended by mutual agreement of the Parties, except that, if the Subsidy Payments have not exhausted the Earmarked Funds by the end of the Initial Term, AOL may extend the term of the Agreement for successive * * * renewal periods until such time as the Earmarked Funds shall be exhausted. The Initial Term, together with any extensions thereto, shall be referred to herein as the "Term."

      11.2  Termination for Material Breach.  Either Party may terminate this
            -------------------------------
            Agreement immediately by giving written notice to the other Party for the occurrence of any Material Breach by such other Party. For the purposes of this Agreement, "Material Breach" shall mean a Party's material default in the performance or observance of any material covenant, agreement or condition set forth herein, which default remains uncured for a period of thirty (30) days (or other applicable cure period as may be specified herein) from the date that the other Party provides notice to the defaulting Party of such default, including, without limitation, any of the following:

            (a)  a Party's uncured material breach of any of Sections * * * of the Agreement; or

----------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     (b)  a Party's uncured material breach of any provision of * * * or

     (c)  * * *

11.3  * * *

11.4  Termination by * * *.  * * * may terminate this Agreement immediately upon
      --------------------
      notice to * * * if the Parties fail to mutually agree upon * * * of the Effective Date.

11.5  Termination for Insolvency.  Either Party may terminate this Agreement
      --------------------------
      effective immediately upon giving notice to the other Party, (i) upon the institution by or against such other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts and such proceeding is not dismissed within sixty (60) days of its being filed; (ii) upon such other Party making an assignment for the benefit of creditors; or (iii) upon such other Party's dissolution or liquidation.

11.6  Cancellation of * * *.  If at any time during the term hereof * * *
      ---------------------
      announces the discontinuation of its efforts in providing * * * (including
      * * * any successor service thereto, and any other * * *, and does discontinue such efforts, * * * may terminate this Agreement * * * upon thirty (30) days' prior written notice. Notwithstanding the foregoing, in the event of such discontinuance, all Earmarked Funds shall be immediately
      * * *.

11.7  * * *

11.8  Effect of Termination or Expiration.
      -----------------------------------

     (a)  If this Agreement is terminated pursuant to Section * * * or Section *
          * * each Party, at the option of such Party, shall return to the other Party all of such other Party's Confidential Information or destroy all of such other Party's Confidential Information, including all copies of, and notes and compilations related thereto, and shall certify in writing to the other Party that such obligations have been completed.

     (b) If this Agreement expires or is terminated (i) by * * * pursuant to Section * * * or Section * * *, or (ii) by * * * pursuant to Section *
          * *, the Parties agree that within thirty (30) days of the date of such termination or expiration of this Agreement, * * * shall discontinue * * * provided that * * * shall retain * * * necessary to
          * * *

     (c) If this Agreement is terminated by * * * pursuant to Section * * * Section * * * or Section * * *, the Parties agree that * * * may * * * the * * * in accordance with the terms hereof.

     (d)  Unless this Agreement is terminated pursuant to Section * * * Section
          * * * or Section * * * (i) the termination of this Agreement shall not affect the right of * * * including without limitation * * * and (ii) accordingly, * * *

     (e)  * * *

11.9  Survival.  Notwithstanding the termination, cancellation or expiration of
      --------
      this Agreement for any reason, the provisions of Sections * * * of this Agreement and Sections * * * through * * * and * * * of Schedule * * * shall survive such termination, cancellation or expiration indefinitely and the provisions of Section * * * of this Agreement and Section * * * of Schedule * * * shall survive such termination, cancellation or expiration solely to the extent necessary * * * set forth in Section * * * of this Agreement.

--------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.  Standard Terms.

     The Standard Terms & Conditions set forth on Schedule 5 attached hereto are hereby made a part of this Agreement.



                    [Signatures contained on following page]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers and representatives as of the day and year first written above.

AMERICA ONLINE, INC.                        TIVO, INC.


By: /s/ David M. Colburn                    By: /s/ Michael Ramsay
    -------------------------------             ------------------------------

Name: David M. Colburn                      Name: Michael Ramsay
      -----------------------------               ----------------------------

Title: President, Business Affairs          Title: Chief Executive Officer and
       ----------------------------                ---------------------------
                                                   Chairman of the Board of
                                                   Directors
                                                   (Principal Executive Officer)